Exhibit 99.1

August 29, 2018

Qurate Retail, Inc. to Present at Goldman Sachs Global Retailing Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) – Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) announced Mike George,  President and CEO of Qurate Retail, will be presenting at the Goldman Sachs Global Retailing Conference on Wednesday, September 5th at 10:30  a.m., E.D.T. at the Plaza Hotel in New York, NY. During his presentation, Mr. George may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Qurate Retail website at http://ir.qurateretail.com/events-and-presentations to register for the webcast.  An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of its subsidiaries QVC, Inc., HSN, Inc., and zulily, llc (collectively, the Qurate Retail Group) as well as its interests in ILG and FTD, among other things.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.